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OFFER -- CASH

The instructions accompanying this Letter of Transmittal should be read carefully before completing this Letter of Transmittal. The Dealer Manager or the Depositary (see the back page of this document for addresses and telephone numbers) or your broker or other financial advisor will answer any questions you may have in completing this Letter of Transmittal.

LETTER OF TRANSMITTAL

to accompany certificates for
Common Shares,
Series II Preference Shares and
Series III Preference Shares
of

        HOLLINGER INC.

To be deposited pursuant to the Offers dated January 27, 2004 of

PRESS HOLDINGS INTERNATIONAL LIMITED

through its wholly-owned subsidiary

PRESS ACQUISITION INC.

THE OFFERS WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00 a.m.
(EASTERN STANDARD TIME)
ON MARCH 3, 2004 UNLESS THE OFFERS ARE
WITHDRAWN OR EXTENDED (THE "EXPIRY TIME").

        This Letter of Transmittal or a manually signed facsimile hereof, properly completed and duly executed in accordance with the instructions and rules set forth below, together with all other required documents, must accompany certificates representing retractable common shares ("Common Shares"), Exchangeable Non-Voting Preference Shares Series II (the "Series II Preference Shares") and Retractable Non-Voting Preference Shares Series III (the "Series III Preference Shares", and together with the Common Shares and the Series II Preference Shares, the "Shares") of Hollinger Inc. ("Hollinger") deposited pursuant to the offers to purchase for cash (the "Offers") dated January 27, 2004 made by Press Acquisition Inc. to holders of Shares. Shareholders whose certificates are not immediately available or who are unable to deliver their certificates and all other required documents to the Depositary at or prior to the Expiry Time may deposit such Shares according to the Procedure for Guaranteed Delivery set forth in Section 3 of the Offers and Instruction 2 to this Letter of Transmittal. The terms and conditions of the Offers are incorporated by reference in this Letter of Transmittal. Capitalized terms used but not defined in this Letter of Transmittal which are defined in the Offers shall have the respective meanings set forth in the Offers and the take-over bid circular, accompanying and forming part of the Offers (the "Circular") dated January 27, 2004.

TO:	PRESS ACQUISITION INC. (the "Offeror")
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., AS DEPOSITARY

        The undersigned delivers to you the enclosed certificate(s) for Shares and, subject only to the provisions of the Offers regarding withdrawal, irrevocably accepts the Offers upon the terms and subject to the conditions contained in the Offers and the Circular. The following are the details of the enclosed certificate(s):

DESCRIPTION OF SHARES DEPOSITED
(if insufficient space, attach a list in the form below)

Certificate Number(s)	Class of Shares (specify Common, Series II Preference or Series III Preference)	Name(s) in which Registered	Total Number of Shares Evidenced or Represented by Certificate	Number of Shares Deposited*

* Unless otherwise indicated, it will be assumed that all shares evidenced by any certificate(s) submitted to the Depositary are being deposited (See Instruction No. 6 of this Letter of Transmittal).

OFFER -- CASH

         The undersigned Shareholder:

1.
acknowledges receipt of the Offers and the Circular dated January 27, 2004;

2.
delivers to you the enclosed certificate or certificates representing Shares and, subject only to the rights of withdrawal set forth in the Offers and the Circular, irrevocably accepts the Offers for and in respect of those Shares represented by such certificate(s) that are being deposited under the Offers as indicated in the "Description of Shares Deposited" box on page 1 of this Letter of Transmittal (the "Deposited Securities") and, on the terms and subject to the conditions of the Offer, deposits and sells, assigns and transfers to the Offeror all right, title and interest in and to the Deposited Securities, including any and all dividends, distributions, payments, securities, rights, assets or other interests declared, paid, issued, distributed, made or transferred on or in respect of the Deposited Securities on or after January 27, 2004 (collectively, the "Other Securities"), effective on and after the date that the Offeror takes up and pays for the Deposited Securities (the "Effective Date");

3.
represents and warrants that: (a) the undersigned has full power and authority to deposit, sell, assign and transfer the Deposited Securities (and any Other Securities) being deposited and has not sold, assigned or transferred or agreed to sell, assign or transfer any of such Deposited Securities and/or Other Securities to any other person; (b) the undersigned owns the Deposited Securities and any Other Securities being deposited within the meaning of applicable securities laws; (c) the deposit of such Deposited Securities (and any Other Securities) complies with applicable laws; and (d) when such Deposited Securities and any Other Securities are taken up and paid for by the Offeror, the Offeror will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances, claims and equities whatsoever;

4.
directs the Offeror and the Depositary, upon the Offeror taking up the Deposited Securities: (a) to issue or cause to be issued cheques to which the undersigned is entitled for the Deposited Securities pursuant to the Offers in the name indicated below and to send such cheques by first class insured mail, postage prepaid, to the address indicated below, or to hold the same for pick-up, as indicated below; and (b) to return any certificates for Shares not deposited or purchased pursuant to the Offers to the address indicated below (and, in the case of both (a) and (b) above, if no name, address or delivery instructions are indicated, to the undersigned at the address of the undersigned as shown on the registers maintained by Hollinger);

5.
irrevocably constitutes and appoints any officer of the Offeror, and any other person designated by the Offeror in writing, and each of them, as the true and lawful agent, attorney and attorney-in-fact and proxy of the undersigned with respect to the Deposited Securities deposited herewith which are taken up and paid for under the Offers and with respect to any and all dividends, distributions, payments, securities, rights, assets or other interests declared, paid, issued, distributed, made or transferred on or in respect of the Deposited Securities on or after January 27, 2004 effective on and after the Effective Date, with full power of substitution, in the name of and on behalf of the undersigned (such power of attorney being deemed to be an irrevocable power coupled with an interest): (a) to register or record the transfer or cancellation of Deposited Securities and any Other Securities on the appropriate register of holders maintained by Hollinger; and (b) except as otherwise may be agreed, to exercise any and all rights of the holder of the Deposited Securities and any Other Securities including, without limitation, to vote, execute and deliver any and all instruments of proxy, authorizations or consents in respect of any or all of the Deposited Securities and any Other Securities, revoke any such instrument, authorization or consent given prior to, on, or after the Effective Date, designate in any such instruments of proxy any person or persons as the proxy or the proxy nominee or nominees of the undersigned in respect of such Deposited Securities and any Other Securities for all purposes including, without limitation, in connection with any meeting (whether annual, special or otherwise and any adjournments thereof) of holders of securities of Hollinger, and execute, endorse and negotiate, for, in the name of and on behalf of the registered holder of Deposited Securities and any Other Securities, any and all cheques or other instruments, respecting any distribution payable to or to the order of such holder of Deposited Securities and/or Other Securities;

6.
agrees, effective on and after the Effective Date, not to vote any of the Deposited Securities and any Other Securities at any meeting (whether annual, special or otherwise and any adjournments thereof) of holders of securities of Hollinger and, except as may otherwise be agreed, not to exercise any or all of the other rights or privileges attached to the Deposited Securities and any Other Securities, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of the Deposited Securities and any Other Securities and to designate in any such instruments of proxy the person or persons specified by the Offeror as the proxy or proxy nominee or nominees of the holder of the Deposited Securities and any Other Securities and acknowledges that upon such appointment, all prior proxies given by the holder of such Deposited Securities and any Other Securities with respect thereto shall be revoked and no subsequent proxies may be given by such person with respect thereto;

7.
agrees that if Hollinger should declare or pay any cash dividend, stock dividend or make any other distribution on or issue any rights with respect to any of the Deposited Securities that are payable or distributable to the Shareholders of record on a record date prior to the date of transfer into the name of the Offeror or its nominees or transferees on the registers maintained by Hollinger of such Deposited Securities following acceptance thereof for purchase pursuant to the Offer, then (i) in the case of any cash dividend or distribution that does not exceed the purchase price per Deposited Security, the purchase price per Deposited Security payable by the Offeror pursuant to the Offers will be reduced by the amount of any such dividend or distribution paid or payable per Deposited Security in respect of which the dividend or distribution is made; and (ii) in the case of any such cash dividend or cash distribution in an amount that exceeds the purchase price per Deposited Security in respect of which the dividend or distribution is made, or in the case of any other dividend, distribution or right, the whole of any such dividend, distribution or right will be received and held by the depositing Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the undersigned to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such dividend, distribution or right, and may withhold the entire consideration payable by the Offeror pursuant to the Offers or deduct from the consideration payable by the Offeror pursuant to the Offers the amount or value thereof, as determined by the Offeror in its sole discretion;

8.
covenants to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Deposited Securities and any Other Securities to the Offeror;

9.
acknowledges that all authority conferred or agreed to be conferred by the undersigned herein is irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned herein shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned; and

10.
by virtue of the execution of this Letter of Transmittal, shall be deemed to have agreed that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Shares deposited pursuant to the Offers will be determined by the Offeror in its sole discretion and that such determination shall be final and binding and acknowledges that there shall be no duty or obligation on the Offeror, the Dealer Manager, the Depositary or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give such notice.

        By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offers as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l'usage d'une version anglaise de la présente lettre de transmission par le soussigné, ce dernier et les destinataires sont réputés avoir demandé que tout contrat attesté par l'offre, telle qu'elle est acceptée au moyen de cette lettre de transmission, de même que tous les documents qui s'y rapportent, soient rédigés exclusivement en anglais.

OFFER -- CASH

BOX A
ISSUE CHEQUE(S) IN THE NAME OF: (please print or type)
(Name)
(Street Address and Number)
(City and Province or State)
(Country and Postal (Zip) Code)
(Telephone - Home)
(Telephone - Business)
(E-mail Address)
(Canadian Social Insurance Number) (U.S. Resident/Citizen must provide their Taxpayer Identification Number)

BOX B
SEND CHEQUE(S) (UNLESS BOX C IS CHECKED) TO: (please print or type)
☐ Same address as Block A or to:
(Name)
(Street Address and Number)
(City and Province or State)
(Country and Postal (Zip) Code)
(Telephone - Business)

BOX C
☐ HOLD CHEQUE(S) FOR PICK-UP

Signature guaranteed by (if required under Instruction 4):
	Dated:	, 2004

Authorized Signature	Signature of Shareholder or Authorized Representative (See Instruction 3)

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Address (please print or type)	Name of Authorized Representative, if applicable (please print or type)

OFFER -- CASH

BOX D
☐ CHECK HERE IF SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE TORONTO OFFICE OF THE DEPOSITARY AND COMPLETE THE FOLLOWING (please print or type):
Name of Registered Holder:
Date of Execution of Notice of Guaranteed Delivery:
Name of Institution which Guaranteed Delivery:

INVESTMENT DEALER OR BROKER SOLICITING ACCEPTANCE OF THE OFFER
(please print or type)

(Firm)	(Telephone Number)/(Fax Number)

(Registered Representative)	(Address)
FINS/CUID Number:
☐ CHECK HERE IF LIST OF BENEFICIAL HOLDERS IS ATTACHED.

OFFER -- CASH

BOX E SUBSTITUTE FORM W-9 To be completed by U.S. Shareholders of Hollinger only (See Instruction 8)
Under penalties of perjury, I certify that:
1. The social security or other taxpayer identification number stated below is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the United States Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.

(Social Security Number or Taxpayer Identification Number or if a waiting for a Taxpayer Identification Number state "applied for")	(Signature of Shareholder)	(Date)

NOTE:    FAILURE TO COMPLETE THIS BOX E OR TO PROVIDE THE OFFEROR WITH A SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENT TO YOU PURSUANT TO THE OFFERS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN BOX E IN THE SPACE FOR THE "TAXPAYER IDENTIFICATION NUMBER" ON SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either: (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Centre or Social Security Administration Office; or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number, 28% of all reportable payments made to me will be withheld until I provide a number.

(Signature of Shareholder)	(Date)

OFFER -- CASH

INSTRUCTIONS AND RULES

1.     Use of Letter of Transmittal

  (a)
  This Letter of Transmittal (or manually signed facsimile hereof) properly completed and duly executed as required by the instructions set forth below, together with the accompanying certificate(s) representing the Deposited Securities and all other documents required by the terms of the Offers, the Circular and this Letter of Transmittal, must be received by the Depositary at any of the offices specified below at or before 8:00 a.m. (Eastern Standard Time) on March 3, 2004, unless the Offers are extended or withdrawn or unless the procedures for guaranteed delivery set out in Instruction 2 below are employed.

  (b)
  The method of delivery of this Letter of Transmittal, certificates representing Deposited Securities and all other required documents is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such documents are actually received. The Offeror recommends that such documents be delivered by hand to the Depositary at any of their offices specified below, and a receipt obtained therefor, or, if mailed to the Toronto office of the Depositary specified below, that registered mail with return receipt requested be used and that proper insurance be obtained. Holders whose Shares are registered in the name of a nominee should contact their broker, investment dealer, bank, trust company or other nominee for assistance in depositing such Shares.

2.     Procedures for Guaranteed Delivery

        If a Shareholder wishes to deposit Shares pursuant to the Offers and (i) the certificate(s) representing the Shares are not immediately available, or (ii) such Shareholder cannot deliver such certificate(s) and all other required documents to the Depositary at or prior to the Expiry Time, such Shares may nevertheless be deposited pursuant to the Offers provided that all of the following conditions are met:

  (a)
  such a deposit is made by or through an Eligible Institution;

  (b)
  a properly completed and duly executed Notice of Guaranteed Delivery, or a manually signed facsimile thereof, in the form accompanying this Letter of Transmittal is received by the Depositary at its Toronto office listed below, at or prior to the Expiry Time; and

  (c)
  the certificate(s) representing deposited Shares in proper form for transfer, together with a properly completed and duly executed copy of this Letter of Transmittal, or a manually signed facsimile hereof, in respect of such Shares and all other documents required by this Letter of Transmittal, are received by the Depositary at its Toronto office listed below at or before 4:30 p.m. (Eastern Standard Time) on the third trading day on the Toronto Stock Exchange after the Expiry Date.

        The Notice of Guaranteed Delivery may be delivered by mail or by hand or transmitted by facsimile transmission to the Depositary at its Toronto office listed below at or prior to the Expiry Time and must be guaranteed by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

3.     Signatures

        This Letter of Transmittal must be completed and signed by the holder of Shares accepting the Offers described above or by such holder's duly authorized representative (in accordance with Instruction 5 below).

  (a)
  If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such transmitted certificate(s) is held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

  (b)
  If this Letter of Transmittal is executed by a person other than the registered owner(s) of the accompanying certificate(s) or if cheque(s) are to be issued to a person other than the registered owner(s):

  (i)
  such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

  (ii)
  the signature(s) on such endorsement or power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 4 below.

4.     Guarantee of Signatures

        If this Letter of Transmittal is executed by a person other than the registered owner(s) of the Deposited Securities, if the cheque(s) are to be issued to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of Shareholders maintained by Hollinger, or if certificates representing Shares not deposited to or purchased under the Offers are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of Shareholders maintained by Hollinger, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

5.     Fiduciaries, Representatives and Authorizations

        Where this Letter of Transmittal or any certificate or share transfer or power of attorney is executed by a person on behalf of an executor, administrator, trustee, guardian, attorney-in-fact, agent, corporation, partnership or association, or is executed by any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either the Offeror or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

6.     Partial Tenders

        If less than the total number of Shares evidenced by any certificate submitted is to be deposited pursuant to the Offers, enter the number of Shares to be deposited in the appropriate space on this Letter of Transmittal. In such case, new certificate(s) for the number of Shares not deposited will be sent to the registered holder as soon as practicable following the Expiry Time. The total number of Shares evidenced by all certificate(s) delivered will be deemed to have been deposited unless otherwise indicated. If certificate(s) representing Shares not deposited to or purchased pursuant to the Offers are to be returned other than in the name of, and to the address, as shown in the registers maintained by Hollinger, complete the appropriate box on this Letter of Transmittal.

7.     Solicitation

        Identify the investment dealer or broker, if any, who solicited acceptance of the Offers by completing the appropriate box on this Letter of Transmittal and present a list of beneficial holders, if applicable, in electronic format.

8.     Substitute Form W-9

        Each Shareholder who is a U.S. person (a "U.S. Shareholder") is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 which is provided in Box E, and to certify whether such holder is subject to backup withholding of United States federal income tax. If a U.S. Shareholder has been notified by the Internal Revenue Service that such holder is subject to backup withholding, such Shareholder must cross out item 2 of the Substitute Form W-9, unless such holder has since been notified by the Internal Revenue Service that such holder is no longer subject to backup withholding. Failure to provide the information in the Substitute Form W-9 may subject a U.S. Shareholder to 28% United States federal income tax withholding on any payment to such holder made in connection with the purchase of such holder's Shares. If a U.S. Shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such holder should write "Applied For" in the space provided for the TIN in the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If "Applied For" is written in the Substitute Form W-9, the Depositary will withhold 28% on all payments to such holder made in connection with the purchase of such holder's Shares until a TIN is provided to the Depositary.

9.     Miscellaneous

  (a)
  If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Securities, additional certificate numbers and numbers of Deposited Securities may be included in a separate signed list affixed to this Letter of Transmittal.

  (b)
  If Deposited Securities are registered in different forms (e.g. "Joe Doe" and "J. Doe"), a separate Letter of Transmittal should be signed for each different registration.

  (c)
  No alternative, conditional or contingent deposits will be accepted. All depositing Shareholders by execution of this Letter of Transmittal (or a manually signed facsimile thereof) waive any right to receive any notice of acceptance of Deposited Securities for payment.

  (d)
  The Offers and any agreement resulting from the acceptance of the Offers will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein. The holder of the Shares covered by this Letter of Transmittal hereby unconditionally and irrevocably attorns to the jurisdiction of the courts of the Province of Ontario and the courts of appeal therefrom.

  (e)
  Additional copies of the Offers, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Dealer Manager at its office listed below or the Depositary at its Toronto office listed below.

10.   Lost Certificates

        If a share certificate has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary at its Toronto office listed below. The Depositary will respond with the replacement requirements. If a share certificate has been lost or destroyed, please ensure that you provide your telephone number and your e-mail address to the Depositary so that the Depositary may contact you.

OFFER -- CASH

         Offices of the Depositary, Computershare Investor Services Inc.

By Mail
P.O. Box 7021
31 Adelaide St E
Toronto, ON M5C 3H2
Attention: Corporate Actions

By Registered Mail, Hand or by Courier
100 University Avenue
9th Floor
Toronto, ON M5J 2Y1
Attention: Corporate Actions
Toll Free: 1-800-564-6253
E-Mail: caregistryinfo@computershare.com

Office of the Dealer Manager for the Offers is:

UBS Securities Canada Inc.
161 Bay Street, Suite 4100
Toronto, Ontario
M5J 2S1
Attention: Jennifer Myckatyn
Telephone: (416) 350-2201
Facsimile: (416) 364-9296

Any questions and requests for assistance may be directed by Shareholders to the Dealer Manager or the Depositary at their respective telephone numbers and locations set forth above.

QuickLinks

to accompany certificates for Common Shares, Series II Preference Shares and Series III Preference Shares of
To be deposited pursuant to the Offers dated January 27, 2004 of PRESS HOLDINGS INTERNATIONAL LIMITED through its wholly-owned subsidiary PRESS ACQUISITION INC.
DESCRIPTION OF SHARES DEPOSITED (if insufficient space, attach a list in the form below)
INSTRUCTIONS AND RULES